Discussion Materials for:

First Bancorp of Indiana, Inc.

Holding Company for:

First Federal Savings Bank

February 5, 2008

Harold T. Hanley III
Managing Director
hhanley@kbw.com
614.766.8401

Thomas M. Wilson, CFA
Vice President
twilson@kbw.com
614.766.8414

KBW

First Federal SAVINGS BANK

Table of Contents

KBW

Banking Market Update

First Federal Savings Bank

4th Quarter 2007 Wrap Up

- **4Q '07 Earnings More Difficult Than Expected**
  - Despite earnings preannouncements, results were even lower than expected
- **A Challenging Operating Environment Remains**
  - Operating earnings remained under pressure as expense growth outpaced revenue growth
  - Rapid deterioration of credit ratios, yet increase in reserve coverage
  - Continued margin compression
- **Midwest and West Regions Hit Hardest**
  - Midwest and West regions have accounted for more than half of the earnings misses for companies covered under KBW research
  - 15 of 19 Midwest banks included under KBW research coverage have missed our earnings estimates

KBW

First Federal SAVINGS BANK

Real Estate Loan Growth the Primary Driver of Credit Problems

	Total Loan Growth[1]	% of Total $ Loan Growth from Category[1]				
		Home Equity[2]	Residential Mortgage[3]	Commercial Real Estate	Construction Real Estate	Total Real Estate
Total Banks[4]	10%	13%	18%	14%	17%	62%
Large-Cap Rated Banks[5]	10%	**16%**	16%	7%	9%	48%
Mid-Cap Rated Banks[5]	9%	6%	**26%**	**24%**	**26%**	82%
Small-Cap Rated Banks[5]	11%	8%	19%	**30%**	**36%**	92%

- Excess in recent lending have been most significant in home equity, residential mortgage, and construction

(1) From 12/31/2004 to 09/30/2007
(2) Home equity includes home equity loans and closed 1-4 second mortgages
(3) Residential mortgage includes closed 1-4 first mortgages
(4) Total Banks is based on the universe of all commercial banks
(5) Rated by KBW Research

KBW

Funding Pressure

- Significant challenge facing Banks continues to be how to fund earning asset growth with core deposits
- The gap between earning asset growth and deposit growth is, however, narrowing



YoY Quarterly Core Deposit and Earning Asset Growth
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
9.2%
3.2%
8.4%
4.2%
9.4%
6.2%
9.0%
7.7%
9.3%
9.9%
11.6%
10.8%
10.2%
8.9%
7.6%
7.4%
7.3%
7.8%
6.7%
7.5%
7.0%
8.1%
8.2%
9.3%
7.9%
9.5%
6.9%
9.3%
6.4%
9.0%
6.4%
8.5%
6.0%
8.2%
5.4%
9.1%
4.3%
9.4%
4.6%
10.4%
5.7%
10.3%
5.8%
9.0%
6.4%
9.8%
1Q02 2Q02 3Q02 4Q02 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07
Core Deposits*
Earning Assets

** Core deposits= Transaction Accounts + Money Market + Other Savings + Small Time.*
Note: Year-over-year quarterly average core deposit and earning asset growth is based on the universe of all commercial banks.
Source: FDIC and KBW research.

Normalized Credit

Provisions are unsustainably low in historical context, and we expect higher reserves will be an earnings headwind



Loan Loss Provisions to Pre-tax, Pre-provision Income, FDIC-Insured Commercial Banks
1979 – 2007 Median: 22%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
18% 19% 22% 32% 36% 41% 43% 50% 82% 34% 56% 58% 57% 36% 21% 14% 14% 17% 18% 19% 16% 22% 28% 26% 19% 15% 14% 12% 16%
1979 1981 1983 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007*

* 2007 Q1 and Q2
Source: FDIC and KBW Research

First Federal SAVINGS BANK

Higher Loan Losses Forecasted for 2008



Net Charge-Offs as % of Avg. Loans Outstanding (bps)
160
140
120
100
80
60
40
20
0
Residential Mortgage
Home Equity
Commercial Real Estate
Construction
Commercial
Other Consumer
Leases
Other
23 Year Period, 1985-2007* - Mean
2007 YTD*
2008 Estimate

- KBW Research expects the most significant increases in Net Charge-Off rates to be in home equity and construction loans

KBW

Source: KBW Research
**2007 year-to-date as of 9/30/2007*

Slowing EPS Growth


2007 Estimated EPS Growth Rates
12%
6%
0%
-6%
9%
6%
8%
-3%
-5%
-3%
Large Cap
Mid Cap
Small Cap
Original 2007 Outlook
Revised Post Q3 '07 Earnings*

- 60% of banks under coverage by KBW Equity Research did not meet their 3rd quarter consensus estimate
- More than 2 out of every 3 institutions reported lower margins than a year ago
- 67% of 2007 estimates and 80% of 2008 estimates for banks under coverage were revised downward post third quarter earnings

Source: KBW Research
Sample size includes 180 banks in current KBW Research coverage universe
Large-cap: > $8 billion; Mid-cap: $1.5 billion - $8 billion; Small-cap: < $1.5 billion
*Revised growth rates as of 12/5/2007

Bank Underperformance Cycles


Annualized Bank Stock Price Performance vs. S&P 500 in Underperformance Periods
10/89 - 10/90
04/98 - 02/00
06/06 - 01/08*
04/86 - 11/87
04/78 - 11/80
02/63 - 04/66
02/74 - 11/75
08/70 - 02/72
09/04 - 09/05
03/93 - 11/94
(40)%
(35)%
(30)%
(25)%
(20)%
(15)%
(10)%
(5)%
0%

- The recent underperformance cycle (which started in June, 2006) is the third worse in the past 45 years
- Factors driving underperformance include: lagging earnings growth, rising credit costs, hard-to-quantify risk, and concern of a weakening economy

Pricing as of 1/14/2008
Source: KBW research

1-Year Relative Index Comparison



Bank stocks have underperformed the S&P 500 each of the last 4 years
Relative Value - 1/23/07=100
-8.2%
-27.2%
-45.6%
2/7/07
3/1/07
3/22/07
4/13/07
5/4/07
5/25/07
6/18/07
7/10/07
7/31/07
8/21/07
9/12/07
10/3/07
10/24/07
11/14/07
12/6/07
12/28/07
1/22/08
SNL All Thrifts
NASDAQ Bank
Standard & Poor's 500

First Federal Savings Bank

Yield Curve Trends



6.0%
5.5%
5.0%
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
3 mo
1 yr
2 yr
5 yr
10 yr
20 yr
30 yr
2.34%
2.30%
2.20%
2.80%
3.61%
4.30%
4.29%
06/30/1998
12/31/2004
12/31/2005
12/31/2006
01/28/2008

	2 yr T-Note	10 yr T-Note	Spread
06/30/98	5.49	5.44	(5) bp
12/31/04	3.08	4.24	116 bp
12/31/05	4.41	4.39	(2) bp
1/28/08	2.20	3.61	1.41 bp

KBW

Source: US Treasury

Overview of Current Market Conditions


Historic Relative P/E of Keefe Bank Index versus S&P 500
120
110
100
90
80
70
60
50
40
30
1961
1962
1964
1966
1968
1969
1971
1973
1975
1976
1978
1980
1982
1983
1985
1987
1989
1990
1992
1994
1996
1997
1999
2001
2003
2005
2006
High valuation periods
+/- 1 standard deviation
Currently
77%
Average
61%

FBEI Franchise Overview

FBEI Snapshot

Institution Overview

First Bancorp of Indiana Inc.	**Price: $12.40**		**Evansville, IN**
FBEI	**Market Value ($MM): 22.7**		**Assets ($MM): 368.3**

5001 Davis Lant Drive
Evansville, IN, 47715-8924
(812) 492-8100
http://www.firstfedevansville.com
Branches 9
ATMs 9
States(branches):IN(9)

Officers
CEO: Michael H. Head
CFO: George Jeffrey Smith

Ownership



3.6%
19.0%
77.4%
Inst.
Insider
Public

Market Data



40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
-
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
2/21/07 4/4/07 5/17/07 6/29/07 8/13/07 9/25/07 11/6/07 12/19/07 2/4/08

			FBEI	
1 Month Total Return (%):			10.5	
1 Year Total Return (%):			-27.0	
Price & Exchange			$12.40	NASDAQ
3-Year High & Low			$22.79	11.10
Number of Shareholders			407	
Price/EPS(x)	44.3	Price/Bk(%)		66.0
		Price/TB(%)		83.0
Div Yield (%)	4.84	Pay. Ratio (%)		214.3

Data as of 02/04/2008

First Federal SAVINGS BANK

FBEI Financial Highlights

	At or for the quarter ended,				At or for the year ended,					'03 - '07
	3/31/2007	6/30/2007	9/30/2007	12/31/2007	06/30/2003	06/30/2004	06/30/2005	06/30/2006	06/30/2007	CAGR
Balance Sheet										
Total Assets ($000s)	364,042	362,992	363,949	368,296	188,506	264,065	277,368	294,551	362,992	17.8%
Total Net Loans ($000s)	231,011	233,237	235,157	232,046	135,022	162,687	154,546	186,752	233,237	14.6%
Deposits ($000s)	248,983	251,234	239,442	228,354	115,891	182,740	195,733	189,341	251,234	21.3%
Borrowings ($000s)	74,995	72,496	84,652	99,653	40,333	48,167	45,000	73,000	72,496	15.8%
Total Equity ($000s)	34,032	34,218	34,051	34,407	29,906	28,968	29,921	28,206	34,218	3.4%
Profitability										
Net Income ($000s)	190	(74)	189	248	1,641	305	1,532	1,340	518	-25.0%
ROAA (%)	0.21	(0.08)	0.21	0.27	0.89	0.14	0.55	0.48	0.15	
ROAE (%)	2.22	(0.87)	2.21	2.90	5.41	1.01	5.19	4.62	1.59	
Net Interest Margin (%)	2.23	2.24	2.25	2.34	3.66	3.02	2.97	2.57	2.32	
Efficiency Ratio (%)	83.7	93.4	85.2	81.8	64.7	92.7	71.4	80.0	85.7	
Fee Inc./Operating Rev (%)	21.0	20.9	20.9	23.9	26.1	23.8	15.6	23.0	21.1	
Balance Sheet Ratios										
Loans/Deposits (%)	93.2	93.3	98.7	101.2	117.5	89.6	79.4	99.1	93.3	
Equity/Assets (%)	9.4	9.4	9.4	9.3	15.9	11.0	10.8	9.6	9.4	
Tg. Equity/Tg. Assets (%)	7.6	7.6	7.6	7.6	14.9	10.3	10.2	9.0	7.6	
Asset Quality										
NPAs+90/Assets (%)	NA	0.11	NA	NA	0.22	0.37	0.40	0.29	0.11	
Reserves/Loans (%)	0.50	0.45	0.45	0.43	0.81	0.66	0.55	0.45	0.45	
Reserves/NPLs (%)	NA	313.24	NA	NA	283.76	116.04	79.31	106.09	313.24	
NCOs/Avg. Loans (%)	0.32	0.32	0.12	NA	0.24	0.17	0.18	0.22	0.20	
Per Share Information										
Shares Outstanding (000s)	1,837	1,841	1,833	1,832	1,605	1,626	1,598	1,555	1,841	3.5%
Book Value per Share ($)	18.53	18.59	18.58	18.79	18.64	17.81	18.73	18.14	18.59	
Tg. Book Value per Share ($)	14.78	14.72	14.71	14.94	17.33	16.56	17.51	16.94	14.72	
Earnings per Share ($)	0.10	(0.06)	0.10	0.14	1.04	0.20	0.98	0.87	0.30	-26.7%
Cash Dividends per Share ($)	0.30	-	0.30	-	0.40	0.56	0.59	0.60	0.60	10.7%
Market Multiples										
Stock Price at End of Period ($)	17.80	15.07	15.25	11.35	18.39	20.15	19.77	18.72	15.07	
Price/Book (%)	96.1	81.1	82.1	60.4	98.7	113.1	105.6	103.2	81.1	
Price/Tg. Book (%)	120.5	102.4	103.6	76.0	106.1	121.6	112.9	110.5	102.4	
Price/EPS (%)	38.7	50.2	56.5	40.5	17.7	NM	20.2	21.5	50.2	

Source: SNL Securites, LC

KBW

FBEI LTM Market Data

Price/Volume Chart



Volume
Price
Price
Volume

Relative Pricing Multiples



Price/LTM EPS
Price/Tg Bk

Current (2/4/08)	
FBEI Price	$12.40
Price/Tg Bk	83.0%
Price/LTM EPS	44.3x
Price/MRQ EPS	22.1x

FBEI Dividend History



Semi-Annual Cash Dividends Paid
0.35
0.30
0.25
0.20
0.15
0.10
0.05
0.00
Amount ($)
2/14/2000
8/14/2000
2/12/2001
8/14/2001
2/15/2002
8/15/2002
2/14/2003
8/14/2003
2/14/2004
8/16/2004
2/15/2005
8/15/2005
2/14/2006
8/14/2006
2/14/2007
8/14/2007
2/14/2008
Pay Date

First Federal SAVINGS BANK

FBEI Share Repurchase History

Announced	Percent of Common Shares	Shares Repurchased	Stock Price at Announcement
01/24/2000	10%	227,240	$9.44
03/22/2001	5%	113,620	$13.50
09/19/2001	10%	179,514	$13.50
02/19/2003	10%	166,175	$16.18
09/09/2005	5%	80,000	$22.00
08/24/2006	5%	77,000	$17.45

KBW

Valuation Analysis

First Federal SAVINGS BANK

Executive Summary

Valuation Analysis

Comparable Public Thrifts			Comparable Going-Private Transactions		Discounted Cash Flow (P/E)	(P/TgBk)
Median Price / Tang Bk	Median Price / MRQ EPS	Median CDP	Median 1-Day Premium	Median 30-Day Premium	NPV Per Share	NPV Per Share
91.0%	31.7x	-1.7%	20.7%	16.6%	$11.79	$12.00
Average Implied Price			Average Implied Repurchase Price		Average Implied NPV	
$14.99			$14.71		$11.90	

weighted at

25.0%		50.0%		25.0%		Calculated Repurchase Price
$3.75	+	$7.36	+	$2.97	=	$14.08

KBW

First Federal Savings Bank

Comparable Midwest Public Thrifts

Publicly Traded Thrifts in the Midwest with Assets between $100 million and $650 million and LTM ROAE between 0% and 6%

	Financial Data						Valuation/Price Performance									
		Tang	LTM				Price/								Current	Div.
	Total	Equity/				Eff.		Tang.	LTM	Qtr.		Price Change			Div.	Payout
	Assets	Assets	ROAA	ROAE	NIM	Ratio	Book	Book	EPS	EPS	CDP	1-Year	3-Year	5-Year	Yield	Ratio
Institution Name (Ticker)	($MM)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(%)	(%)	(%)	(%)	(%)	(%)
1 First Federal Bankshares, Inc. - (FFSX)	626.0	7.9	0.4	3.5	2.9	85.6	66.1	91.5	18.2	33.3	(1.0) **	(37.9)	(38.4)	(14.2)	3.3	57.5
2 Peoples Bancorp - (PFDC)	472.6	12.8	0.6	4.5	NA	73.5	74.8	77.7	17.0	15.1	(4.5) **	(21.1)	(31.4)	(17.3)	5.1	85.4
3 Ameriana Bancorp - (ASBI)	422.1	7.8	0.1	0.7	2.6	100.0	82.2	84.8	18.3	39.0	(1.8)	(25.5)	(37.6)	(22.9)	1.7	160.0
4 Citizens Community Bancorp, Inc. - (CZWI)	409.4	17.1	0.4	1.7	NA	76.4	79.9	87.9	44.4	31.7	(4.3) **	(7.6)	26.2	NA	2.3	100.0
5 Wayne Savings Bancshares, Inc. - (WAYN)	401.0	8.1	0.5	5.9	NA	76.6	92.6	99.2	15.6	18.3	(0.1) **	(28.4)	(37.2)	(8.1)	4.3	72.7
6 First Clover Leaf Financial Corp. - (FCLF)	378.4	21.3	0.7	2.8	2.9	54.4	100.7	115.0	34.6	37.1	4.8	(10.6)	36.9	NA	2.3	80.0
7 Liberty Bancorp, Inc. - (LBCP)	339.1	14.1	0.6	3.9	NA	67.5	98.1	98.1	25.1	22.0	(0.5) **	(4.2)	23.0	105.5	0.9	23.8
8 First Franklin Corporation - (FFHS)	320.3	8.0	0.3	3.5	2.0	89.2	57.3	57.3	16.5	36.4	(5.9)	(50.1)	(51.5)	(35.6)	4.4	67.9
9 First BancTrust Corporation - (FBTC)	302.9	6.4	0.4	4.6	2.9	81.4	80.1	84.0	17.9	11.9	(2.2)	(17.7)	(20.6)	14.4	2.3	45.3
10 First Bancshares, Inc. - (FBSI)	243.4	11.1	0.2	1.9	NA	91.2	90.1	91.0	48.0	NM	(1.4)	(8.2)	(23.4)	15.6	-	-
11 Park Bancorp, Inc. - (PFED)	219.5	13.9	0.1	0.9	2.7	103.6	94.1	94.1	NM	NM	(1.7)	(28.3)	(20.8)	3.9	3.3	327.3
Minimum:	219.5	7.8	0.1	0.7	2.0	54.4	57.3	57.3	15.6	11.9	(5.9)	(50.1)	(51.5)	(35.6)	-	-
Median:	**378.4**	**11.1**	**0.4**	**3.5**	**2.8**	**81.4**	**82.2**	**91.0**	**18.3**	**31.7**	**(1.7)**	**(21.1)**	**(23.4)**	**(8.1)**	**2.3**	**72.7**
Maximum:	626.0	21.3	0.7	5.9	2.9	103.6	100.7	115.0	48.0	39.0	4.8	(4.2)	36.9	105.5	5.1	327.3
First Bancorp of Indiana, Inc. - (FBEI)	**368.3**	**7.6**	**0.2**	**1.6**	**2.3 ***	**85.9**	**66.0**	**83.0**	**44.3**	**22.1**	**(3.3) ****	**(30.1)**	**(40.1)**	**(25.9)**	**4.8**	**214.3**
Median Implied Share Price								**$13.60**		**$17.76**	**$13.61**					

* YTD
** KBW Estimates: Excludes brokered deposits
Excludes MHCs and merger targets
Pricing as of 2/4/08
Source: SNL Financial, LC

ROAA - Return on average assets
ROAE - Return on average equity
ROATE - Return on average tangible equity

EPS - Earnings per share
LTM - Last twelve months

KBW

First Federal Savings Bank

Comparable Transactions

Recently Announced Going-private Transactions with Involuntary Shareholder Participation

Company Name	Ticker	ST	Bank / Thrift	Type of Transaction	Asset Size (1)	Ann. Date	Offer Price	Price 1-Day Prior to Ann.	1-Day Prem.	30-Day Avg. Price Prior to Ann.	30-Day Prem.
Clarkston Financial Corporation	CKSB	MI	Bank	1:111 Reverse Split (2)	$ 203,703	01/11/2007	$ 10.00	$ 7.25	37.9%	$ 8.97	11.5%
Oregon Pacific Bancorp	OPBP	OR	Bank	1:500 Reverse Split (2)	155,206	01/02/2008	13.00	9.05	43.6%	9.07	43.3%
Peoples Bancorp	PFDC	IN	Thrift	1:760 Reverse Split (2)	472,589	12/28/2007	16.75	14.23	17.7%	15.07	11.1%
Treaty Oak Bancorp, Inc.	TOAK	TX	Bank	Preferred Stock Re-classification (2)	115,286	11/15/2007	11.00	10.00	10.0%	10.14	8.5%
Altrust Financial Services, Inc.	ATFS	AL	Bank	Cash-out Merger / Sub-S Reorg. (2)	460,435	11/14/2007	17.25	15.50	11.3%	15.50	11.3%
Tri-State 1st Banc, Inc.	TSEO	OH	Bank	Cash-out Merger (2)	104,317	11/09/2007	17.00	13.55	25.5%	14.14	20.2%
CB Financial Corporation	CBFJ	NC	Bank	1:132 Reverse Split (2)	190,371	10/25/2007	20.00	16.00	25.0%	15.66	27.7%
Citizens Bancorp	CZBC	OR	Bank	Preferred Stock Re-classification	362,014	09/12/2007	23.50	19.00	23.7%	15.79	48.8%
PSB Group, Inc.	PSBG	MI	Bank	Cash-out Merger (2)	503,348	05/24/2007	21.00	15.15	38.6%	15.33	37.0%
Northway Financial, Inc.	NWYF	NH	Bank	1:400 Reverse Split	678,729	04/16/2007	37.50	30.11	24.5%	31.60	18.7%
American Bank Incorporated	AMBK	PA	Bank	Cash-out Merger	504,595	02/08/2007	9.10	7.86	15.8%	7.95	14.5%
Ohio State Bancshares, Inc.	OSBI	OH	Bank	1:210 Reverse Split	146,775	01/12/2007	95.00	92.25	3.0%	92.95	2.2%
Home City Financial Corporation	HCFL	MD	Bank	1:150 Reverse Split	148,159	07/20/2006	17.10	15.08	13.4%	15.20	12.5%
Harbor Bankshares Corporation	HRBK	MD	Bank	Cash-out Merger	250,444	05/12/2006	31.00	26.50	17.0%	25.88	19.8%
							Average		21.9%		20.5%
							Median		**20.7%**		**16.6%**

	1-Day	30-Day
FBEI Current Market Value (2/4/08)	$ 12.40	$ 12.40
Premium	$ 2.57	$ 2.05
Assumed Repurchase Price	$ 14.97	$ 14.45

(1) At announcement
(2) Pending shareholder approval
Data as of 2/4/08

KBW

Discounted Cash Flow Analysis (P/E Multiple)

Assumptions

- Net Income based on management and KBW estimates
- Terminal Multiple = 18.3x
  - Based on Comparative MW Thrift LTM P/E
- Discount Rate = 12.0%
  - Based on Morningstar's Cost of Capital
- Managed Leverage Ratio = 7.0%
- Earnings Assets growth = 5%

Market Sensitivity Analysis

Discount Rate	Terminal Multiple 16.3x	17.3x	18.3x	19.3x	20.3x
14.0%	$ 9.86	$ 10.35	$ 10.84	$ 11.33	$ 11.81
13.0%	$ 10.28	$ 10.79	$ 11.30	$ 11.81	$ 12.32
12.0%	$ 10.71	$ 11.25	$ 11.79	$ 12.32	$ 12.86
11.0%	$ 11.17	$ 11.74	$ 12.30	$ 12.87	$ 13.43
10.0%	$ 11.66	$ 12.26	$ 12.85	$ 13.45	$ 14.04

Stand Alone Discounted Cash Flow Analysis

	MRQ x2 12/31/2007	Projected Periods 06/30/2008	06/30/2009	06/30/2010	06/30/2011	06/30/2012	06/30/2013
Balance Sheet ($000s)							
Average Assets	366,122	371,944	384,064	401,634	420,295	439,947	460,752
Intangibles	7,049	6,975	6,827	6,679	6,531	6,383	6,235
Total Equity	34,407	34,712	34,885	35,194	35,612	36,160	36,898
Tg. Equity / Tg. Assets	7.62%	7.60%	7.44%	7.22%	7.03%	6.87%	6.75%
Excess Cash Flows ($000s)							
Excess Capital	2,223	-	-	-	-	-	-
Net Income	-	579	1,271	1,408	1,517	1,647	1,836
Opportunity Cost of Excess Capital	-	(74)	(77)	(79)	(82)	(84)	(87)
Earnings Retained to Support Growth	-	(339)	(711)	(1,092)	(1,169)	(1,238)	(1,319)
Terminal Multiple	-	-	-	-	-	-	33,607
Excess Cash Flows	2,223	166	484	237	267	325	34,038
ROAA	0.27%	0.31%	0.33%	0.35%	0.36%	0.37%	0.40%

Net Present Value ($000s)		**21,588**
Net Present Value per Share	$	**11.79**

First Federal SAVINGS BANK

Discounted Cash Flow Analysis (P/TgBk Multiple)

Assumptions

- Net Income based on management and KBW estimates
- Terminal Multiple = 112.0%
  - Based on FBEI's High/Low P/Tg Bk over last 5 fiscal years
- Discount Rate = 12.0%
  - Based on Morningstar's Cost of Capital
- Managed Leverage Ratio = 7.0%
- Earnings Assets growth = 5%

Market Sensitivity Analysis

Discount Rate	Terminal Multiple 102.4%	107.2%	112.0%	116.8%	121.6%
14.0%	$ 10.25	$ 10.64	$ 11.03	$ 11.42	$ 11.81
13.0%	$ 10.68	$ 11.09	$ 11.50	$ 11.91	$ 12.32
12.0%	$ 11.14	$ 11.57	$ 12.00	$ 12.43	$ 12.86
11.0%	$ 11.62	$ 12.08	$ 12.53	$ 12.98	$ 13.44
10.0%	$ 12.14	$ 12.61	$ 13.09	$ 13.57	$ 14.04

Stand Alone Discounted Cash Flow Analysis

	MRQ x2	Projected Periods					
	12/31/2007	06/30/2008	06/30/2009	06/30/2010	06/30/2011	06/30/2012	06/30/2013
Balance Sheet ($000s)							
Average Assets	366,122	371,944	384,064	401,634	420,296	439,947	460,752
Intangibles	7,049	6,975	6,827	6,679	6,531	6,383	6,235
Total Equity	34,407	34,712	34,885	35,194	35,612	36,160	36,898
Tangible Equity	27,358	27,737	28,058	28,515	29,081	29,777	30,663
Tg. Equity / Tg. Assets	7.62%	7.60%	7.44%	7.22%	7.03%	6.87%	6.75%
Excess Cash Flows ($000s)							
Excess Capital	2,223	-	-	-	-	-	-
Net Income	-	579	1,271	1,408	1,517	1,647	1,836
Opportunity Cost of Excess Capital	-	(74)	(77)	(79)	(82)	(84)	(87)
Earnings Retained to Support Growth	-	(339)	(711)	(1,092)	(1,169)	(1,238)	(1,319)
Terminal Multiple	-	-	-	-	-	-	34,342
Excess Cash Flows	2,223	166	484	237	267	325	34,773
ROAA	0.27%	0.31%	0.33%	0.35%	0.36%	0.37%	0.40%

Net Present Value ($000s)	21,982
Net Present Value per Share	$ 12.00

KBW

First Federal SAVINGS BANK

Comparable M&A Transactions

- Transactions Announced or Completed after 1/1/07
- Midwest Thrifts with Assets less than $1 Billion

COMPARABLE TARGET FINANCIAL PERFORMANCE

	Compl. Date	Acquiror	State	Target	Bank/ Thrift	State	Target Financial Data at Announcement: Assets ($000s)	Tg. Equity/ Tg. Assets (%)	YTD Annualized: ROAA (%)	ROAE (%)
1	Pending	MutualFirst Financial Inc.	IN	MFB Corp.	T	IN	510,448	7.34	0.65	8.08
2	Pending	Hancock Bancorp Inc.	KY	Community First Bancorp Inc.	T	KY	81,507	2.78	NA	NA
3	Pending	United Community Finl Corp.	OH	PVF Capital Corp.	T	OH	907,553	7.86	0.57	7.36
4	10/12/07	LaPorte Bancorp Inc	IN	City Savings Financial Corp.	T	IN	137,023	9.27	0.20	2.19
5	07/31/07	Heartland Bancorp Inc.	IL	BankPlus FSB	T	IL	288,747	8.41	0.50	6.36
6	07/31/07	First Mutual of Richmond Inc.	IN	Mutual Bancorp Inc.	T	OH	112,697	9.57	0.85	8.86
7	04/19/07	Middlefield Banc Corp.	OH	Emerald Bank	T	OH	37,935	14.37	NA	NA
8	03/12/07	Heartland Bancorp Inc.	IL	First Federal Bancshares Inc.	T	IL	339,823	6.03	0.14	2.29
9	01/08/07	Brooke Corp.	KS	Generations Bank	T	MO	65,171	13.52	0.87	7.38
10	01/01/07	First Internet Bancorp	IN	Landmark Financial Corp.	T	IN	64,825	10.74	0.67	6.31
					Minimum:		37,935	2.78	0.14	2.19
					Median:		**124,860**	**8.84**	**0.61**	**6.86**
					Maximum:		907,553	14.37	0.87	8.86
				First Bancorp of Indiana, Inc.	**T**	**IN**	**368,296**	**7.57**	**0.27**	**2.90**

KBW

First Federal SAVINGS BANK

Comparable M&A Transactions

- **Transactions Announced or Completed after 1/1/07**
- **Midwest Thrifts with Assets less than $1 Billion**

COMPARABLE ACQUISITION MULTIPLES

	Date	Acquiror	State	Target	State	Deal Terms at Announcement: Deal Value ($MM)	Price/ Tg. Book (%)	Price/ LTM EPS (x)	Core Dep. Premium (%)
1	Pending	MutualFirst Financial Inc.	IN	MFB Corp.	IN	52.8	131.1	15.7	5.5
2	Pending	Hancock Bancorp Inc.	KY	Community First Bancorp Inc.	KY	3.6	160.7	NM	2.3
3	Pending	United Community Finl Corp.	OH	PVF Capital Corp.	OH	135.6	182.7	25.5	NA
4	10/12/07	LaPorte Bancorp Inc	IN	City Savings Financial Corp.	IN	19.8	151.5	50.0	11.8
5	07/31/07	Heartland Bancorp Inc.	IL	BankPlus FSB	IL	33.6	144.2	22.4	5.0
6	07/31/07	First Mutual of Richmond Inc.	IN	Mutual Bancorp Inc.	OH	19.8	165.0	20.0	10.8
7	04/19/07	Middlefield Banc Corp.	OH	Emerald Bank	OH	7.3	134.4	NM	8.1
8	03/12/07	Heartland Bancorp Inc.	IL	First Federal Bancshares Inc.	IL	30.3	132.8	48.9	4.1
9	01/08/07	Brooke Corp.	KS	Generations Bank	MO	10.1	114.6	16.1	4.3
10	01/01/07	First Internet Bancorp	IN	Landmark Financial Corp.	IN	12.0	172.3	17.6	11.5
					Minimum:	3.6	114.6	15.7	2.3
					Median:	**19.8**	**147.8**	**21.2**	**5.5**
					Maximum:	135.6	182.7	50.0	11.8

First Bancorp of Indiana, Inc.

	Implied Deal Value Per Share		
Min	16.93	8.48 *	16.52
Med	**21.66**	**11.47 ***	**18.86**
Max	26.62	26.43 *	23.41

Note: FBEI EPS = MRQ

KBW

First Federal Savings Bank

Wall of Values Summary

Comparable Midwest Thrifts	Comparable Going-Private Transactions	Discounted Cash Flow



Implied Price Per Share
$21.00
$20.00
$19.00
$18.00
$17.00
$16.00
$15.00
$14.00
$13.00
$12.00
$11.00
$10.00
$9.00
$14.36
$12.61
$20.39
$10.27
$14.38
$12.46
$15.54
$14.13
$15.60
$13.81
$14.04
$9.86
$14.04
$10.25

	Price / Tang. Book	Price / MRQ Earnings	CDP	1-Day Premium	30-Day Premium	P/E Multiple	Price / Tg Bk Multiple
75th Percentile	96.1%	36.4 x	-0.7%	25.4%	25.8%	$14.04	$14.04
Median	91.0%	31.7 x	-1.7%	20.7%	16.6%	$11.79	$12.00
25th Percentile	84.4%	18.3 x	-3.3%	14.0%	11.3%	$9.86	$10.25
FBEI @ $14.08	94.2%	25.1 x	-1.1%	13.5%	21.0%		

Note: Blue lines indicate Median Implied Prices for each respective group

Red line indicates FBEI Calculated Repurchase Price

KBW

First Federal SAVINGS BANK

Pro Forma Analysis

Assumptions

Repurchase Price:	$14.00
Cost of Cash:	4.0%
Marginal Tax Rate:	35.0%

Share Analysis & Market Overview

	FBEI 12/31/2007	+	1.39% Buyback	=	Pro Forma
Primary Shares	1,831,515		(25,429)		1,806,086
Dilutive Effect of Options	(2,620)		-		(2,620)
Diluted Shares	**1,828,895**		**(25,429)**		**1,803,466**
Average Basic Shares	1,643,416		(25,429)		1,617,987
Average Diluted Shares	1,657,639		(25,429)		1,632,210
BV/Share (Diluted)	$ 18.81				$ 18.88
TBV/Share (Diluted)	$ 14.96				$ 14.97
Accretion/(Dilution)					**0.1%**
Basic EPS	$0.34				$0.34
Diluted EPS	$0.33				$0.33
Accretion/(Dilution)					**-0.1%**
Price as of 02/01/2008	$12.65				$12.65
Price/BV	67.2%				67.0%
Price/TBV	**84.6%**				**84.5%**
Price/EPS (Basic)	37.6x				37.6x
Price/EPS (Diluted)	**37.9x**				**38.0x**

Capitalization & Profitability

	FBEI 12/31/2007	+	1.39% Buyback	=	Pro Forma
Tangible Capital	27,358		(356)		27,002
Tier I Capital	27,009		(356)		26,653
Risk Based Capital	27,066		(356)		26,710
Risked Based Assets	236,751		(356)		236,395
Equity / Assets	**9.34%**				**9.25%**
Tang Equity / Tang Assets	**7.57%**				**7.48%**
Tier 1 Capital Ratio	**11.41%**				**11.27%**
Risk Based Capital Ratio	**11.43%**				**11.30%**
ROAA	**0.15%**				**0.15%**
ROAE	**1.62%**				**1.61%**

KBW

KEEFE, BRUYETTE & WOODS

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